Exhibit 16.1

March 21, 2014

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4 of Maui Land & Pineapple Company, Inc.’s Form 8-K dated March 21, 2014, and have the following comments:

1.              We agree with the statements made in the second and third paragraphs as it pertains to our firm.

2.              We have no basis on which to agree or disagree with any other statements of the Registrant.

Yours truly,

/s/ DELOITTE & TOUCHE LLP

Honolulu, Hawaii